EXHIBIT 32

Certification of the Chief Executive Officer and the Chief Financial Officer.

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of International Lottery & Totalizator Systems, Inc. (the “Company”) hereby certify that:

(i)
the Quarterly Report on Form 10-QSB of the Company for the period ended January 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 14, 2008	/s/	Jeffrey M. Johnson
Jeffrey M. Johnson
President and Chief Executive Officer

	/s/	T. Linh Nguyen
T. Linh Nguyen
Chief Financial Officer and Corporate Secretary